Exhibit 99.1

January 2, 2020

Pulmatrix Announces Kinase Inhibitor Licensing Agreement

with Lung Cancer Initiative at Johnson & Johnson

LEXINGTON, Mass., January 2, 2020 /PRNewswire/ — Pulmatrix, Inc. (NASDAQ: PULM), a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary diseases, today announced that it has entered into a licensing and development agreement with the Lung Cancer Initiative at Johnson & Johnson*. Through the agreement, the Lung Cancer Initiative gains an option to access a portfolio of narrow spectrum kinase inhibitors intended for development in lung cancer interception.

“Pulmatrix’s iSPERSE™ platform has the ability to enhance the safety and efficacy profile of promising drug candidates,” said Ted Raad, Chief Executive Officer of Pulmatrix. “We applied the iSPERSE™ technology to RV1162/PUR1800, the lead in-licensed inhibitor and helped unlock its clinical potential by improving the product’s profile from the original formulation. In 2020, we anticipate clinical data from the first of these inhibitors in a disease area with significant unmet medical need. We look forward to collaborating with the Lung Cancer Initiative at Johnson & Johnson as we advance this important program. Additionally, in 2020, we anticipate data from our phase 2 Pulmazole program and we plan to introduce new proprietary, wholly owned iSPERSE enabled 505(b)(2) assets to our pipeline.”

Under the terms of the agreement, the Lung Cancer Initiative will pay a $7.2 million upfront payment and an additional $2 million milestone payment upon completion of the ongoing Phase 1b study of RV1162/PUR1800 in stable COPD patients, on-track for year-end 2020. If the Lung Cancer Initiative exercises the option on RV1162/PUR1800 and the portfolio of these kinase inhibitors, Pulmatrix is eligible for up to $91M in additional development and commercial milestones, as well as royalty payments.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor for patients with obstructive lung diseases including asthma and chronic obstructive pulmonary disease (“COPD”). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2019, as amended on July 24, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*Johnson & Johnson Enterprise Innovation Inc. is the legal entity to the agreement.

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Investor Contact

Timothy McCarthy, CFA

212.915.2564

tim@lifesciadvisors.com